Exhibit 99.1

HyreCar Appoints Henry Park as Chief Operating Officer

Leading Marketing Expert Joins HyreCar to Spearhead Growth Initiatives

LOS ANGELES, October 29, 2018 – HyreCar Inc. (NASDAQ:  HYRE) (the “Company”), the carsharing marketplace for ridesharing, today announced the appointment of Henry Park, a widely respected digital marketing thought leader, as Chief Operating Officer.

“I am pleased to announce the appointment of Henry Park as our Chief Operating Officer,” said Joe Furnari, CEO of HyreCar. “We are reaching a key inflection point in our company’s history, and as we continue along our growth path, I believe Henry’s unique skill set and industry contacts will play an important role in improving the pace of operational execution. I look forward to working closely with Henry to create value for our shareholders over the long-term.”

As part of HyreCar’s growth plan, Henry Park will be working with the Company’s leadership team to improve HyreCar’s end-to-end user funnel, streamline the rideshare insurance claims process and optimize customer service to improve the overall user experience.

“Ridesharing is undoubtedly the future of mass transportation and I am thrilled to join the management team of HyreCar, a clear innovator within the Mobility as a Service ecosystem,” added Park. “I am grateful to have the opportunity to work alongside such a diverse and skilled team to expand the HyreCar platform and solve some of the biggest bottlenecks facing the ridesharing industry today.”

Prior to joining HyreCar, Park was Chief Operating Officer and Head of Marketing at SearchForce, a paid search and social media bid management platform for digital marketers, where he oversaw the development and integration of successful marketing plans and media strategies. Previously, as the Executive Director of Traffic Acquisition at YP.com, Park established strategies for lead acquisition for thousands of local advertisers over his eight years there; as well as ensuring traffic and lead quality.

About HyreCar

HyreCar Inc. (NASDAQ: HYRE) actively operates in 34 states plus Washington, D.C. The Company’s carsharing marketplace for ridesharing was created to leverage technology and establish a presence in automotive asset sharing. Drivers and vehicle owners alike can utilize the platform to create an opportunity for themselves where one did not previously exist. By providing a safe, secure, and reliable marketplace, HyreCar helps both parties come together– one driver, one vehicle, one road at a time.

Forward Looking Statements

Statements in this release concerning HyreCar Inc.’s (“HyreCar” or the “Company”) future expectations and plans, including, but not limited to, HyreCar’s partnerships and technology solutions, its ability to add and maintain additional car listings from car dealers and consumer demand for cars to be used for ridesharing, may constitute forward looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these forward looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. HyreCar may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in HyreCar’s Prospectus, dated June 26, 2018, and HyreCar’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as HyreCar’s current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. HyreCar cannot guarantee future results, events, levels of activity, performance or achievements. HyreCar does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Media Relations:

Ronjini Joshua
The Silver Telegram
HyreCar@thesilvertelegram.com

Investor Contact:

Ted Haberfield
President, MZ Group – MZ North America
HYRE@mzgroup.us
Web: www.mzgroup.us